Gabelli Global Small & Mid Cap Value Trust Form N-CSR/A

Exhibit 99.CERT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Fund’s Registration Statement on Form N-2 of our report dated February 29, 2024, relating to the financial statements and financial highlights, which appears in The Gabelli Global Small and Mid Cap Value Trust’s Annual Report on Form N-CSR for the year ended December 31, 2023.

/s/PricewaterhouseCoopers LLP

New York, New York

August 1, 2024

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, www.pwc.com/us